Exhibit 5.1

January 3, 2012

American Tower Corporation 116 Huntington Avenue Boston, Massachusetts 02116

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Tower Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (No. 333-166805), as amended by Post-Effective Amendment No. 1 (as so amended, and excluding the documents incorporated by reference therein, the “Registration Statement”), relating to the offering from time to time, together or separately in one or more series, of senior debt securities of the Company (the “Debt Securities”), which may be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Debt Securities and the Common Stock are referred to herein collectively as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities may be issued pursuant to an indenture dated as of May 13, 2010 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended by Supplemental Indenture No. 1, dated as of August 26, 2010, Supplemental Indenture No. 2, dated as of December 7, 2010, and Supplemental Indenture

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No. 3, dated as of October 6, 2011, and Supplemental Indenture No. 4 dated as of December 30, 2011, each between the Company and the Trustee (as so amended or supplemented, the “Indenture”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	an executed copy of the Indenture, filed as an exhibit to the Registration Statement; and

(c)	copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

2. The Common Stock to be issued upon conversion or exchange of any Debt Securities in accordance with their terms will be validly issued by the Company, fully paid and nonassessable.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

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In rendering the opinions expressed above, we have further assumed that (i) the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions and form thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities, to the terms of the Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the indenture (including any amendment or supplement to the Indenture) governing the Debt Securities will conform to the Indenture, and the Company will duly authorize, execute and deliver any other agreement necessary with respect to the Securities or contemplated by the Securities or the Registration Statement and will take any other appropriate additional corporate action; (iii) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement and the Indenture; (iv) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (v) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraph 1 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

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The foregoing opinions are limited to the federal law of the United States of America (other than the U.S. Communications Act of 1934, as amended), the law of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Validity of the Securities” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the filing of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Sandra L. Flow
Sandra L. Flow, a Partner